Exhibit 99.1

For Presentation on February 19, 2026 Jackson Financial Inc. Fourth Quarter and Full Year 2025 Financial Results

Forward-Looking Statements and Non-GAAP Measures

The information in this document contains forward-looking statements about future events and circumstances and their effects upon revenues, expenses and business opportunities. Generally speaking, any statement in this document not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of forward-looking or conditional words, such as "could," "should," "can," "continue," "estimate," "forecast," "intend," "look," "may," "expect," "believe," "anticipate," "plan," "predict," "remain," "future," "confident," and "commit" or similar expressions. In particular, statements regarding plans, strategies, prospects, targets and expectations regarding the business and industry are forward-looking statements. They reflect expectations, are not guarantees of performance and speak only as of the dates the statements are made. We caution investors that these forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from those projected, expressed, or implied. Other factors that could cause actual results to differ materially from those in the forward-looking statements include those reflected in Part I, Item 1A, Risk Factors and Part II, Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations in the Form 10-K for the year ended December 31, 2024, as filed with the U.S. Securities and Exchange Commission (the "SEC") on February 26, 2025, and elsewhere in Jackson Financial Inc.'s filings filed with the SEC. Except as required by law, Jackson Financial Inc. does not undertake to update such forward-looking statements. You should not rely unduly on forward-looking statements.

Certain financial data included in this document consists of non-GAAP ("Generally Accepted Accounting Principles") financial measures. These non-GAAP financial measures may not be comparable to similarly titled measures presented by other entities, nor should they be construed as an alternative to other financial measures determined in accordance with U.S. GAAP. Although the Company believes these non-GAAP financial measures provide useful information to investors in measuring the financial performance and condition of its business, investors are cautioned not to place undue reliance on any non-GAAP financial measures and ratios included in this document. A reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP financial measures can be found under "Non-GAAP Financial Measures" in the Appendix of this document.

Certain financial data included in this document consists of statutory accounting principles ("statutory") financial measures, including "total adjusted capital." These statutory financial measures are included in or derived from the Jackson National Life Insurance Company ("JNL") annual and/or quarterly statements filed with the Michigan Department of Insurance and Financial Services and available in the investor relations section of the Company's website at investors.jackson.com/financials/statutory-filings.

We routinely use our investor relations website, at investors.jackson.com, as a primary channel for disclosing key information to our investors. We may use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations. Accordingly, investors should monitor our investor relations website, in addition to following our press releases, filings with the SEC, public conference calls, presentations, and webcasts, some of which may contain material and previously non-public information. We and certain of our senior executives may also use social media channels to communicate with our investors and the public about our Company and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website, our social media channels, or our executives' social media channels is not incorporated by reference into and is not part of this document.

JACKSON® 2

Jackson's Strategy to Drive Step Change in Growth

Focused and disciplined strategy built on history of executing against core capabilities

Our Strategy

Leverage capabilities across organic and inorganic opportunities to drive meaningful value creation for all stakeholders

Deep product expertise	✓ Scaled to a top 5 RILA provider within 3 years of launch[1]
Broad, strong distribution relationships	✓ 121,000+ appointed advisors across traditional broker-dealer channels[2] and 2,100+ RIA[3] firms with a Jackson advisory agreement
Efficient operating model	✓ Proven operating platform positioned for future growth
Capital-efficient framework	✓ Enhanced capital efficiency, stability, and generation supported by captive strategy
Prudent risk management	✓ Strong performance through periods of historic market stress
Experienced asset management	✓ Significant investment experience at PPM across asset classes supported by enhanced capabilities via TPG strategic partnership

Jackson's core capabilities drive growth, earnings diversification, and capital generation

[1] Based on LIMRA industry sales data through 3Q25 YTD
[2] Including independent broker-dealers, banks and other financial institutions, and wirehouses and regional broker-dealers
[3] Registered Investment Advisor

JACKSON 3

2025 Full - Year Financial Results Key Highlights $(17)M GAAP earnings $1.6B Non - GAAP earnings 1 $(0.24) GAAP earnings per share $22.67 Non - GAAP earnings per share 1 $862M Capital return 567% Statutory capital position 10% Retail annuity sales 2 Net loss attributable to Jackson Financial Inc. (JFI) common shareholders Net loss per diluted common share Common share dividends and repurchases Jackson National Life Insurance Company (JNL) risk - based capital (RBC) ratio Adjusted Operating Earnings 1 Adjusted Operating Earnings per diluted common share 1 Retail annuity sales up over full - year 2024 4 1) See the Appendix for the non - U.S. GAAP financial measures, definitions and reconciliations to most comparable U.S. GAAP measu res. 2) Excludes certain internal exchanges. $838M Free cash flow 1 Cash distributed to JFI, net of JFI expenses

425% Risk - Based Capital ratio minimum Approximately two years of holding company fixed expenses RBC ratio of 567% as of year - end 2025, after reflecting $1.1 billion of distributions from JNL to JFI in 2025 Holding company liquidity of more than $650 million at year - end 2025, above Jackson’s $250 million buffer 1 $700 - $800 million capital return to common shareholders Returned $862 million of capital to common shareholders in 2025, consisting of $228 million in dividends and $634 million in share repurchases Delivered on 2025 Financial Targets 5 Capital Return Holdco Liquidity JNL RBC Ratio Full - Year Results 2025 Targets 1) We intend to maintain a minimum amount of cash and highly liquid securities at Jackson Financial Inc. adequate to fund two ye ars of holding company fixed net expenses, which is currently targeted at $250 million but may change over time as we refinance existing debt or make changes to our debt and capital structure.

Progress Since Becoming an Independent Company Significant Capital Return Growth 6 Quarterly Dividend Per Common Share 2021 2025 Total Capital Return 64% 96% Diluted Share Count $0.50 $0.80 68.2M $862M 90.6M +60% +130% - 25% $375M 1 1 Represents midpoint of initial target range of $325 - 425 million. Actual capital return was $261 million from date of separation to year end 2021.

Progress Since Becoming an Independent Company Successfully Repositioned New Business Mix VA FA/FIA RILA Institutional Spread - Based Business 4% Sales By Product VA FA/FIA RILA Institutional Spread - Based Business 53% 2021 2025 VA With Lifetime Benefits All Other Sales Benefit Mix VA With Lifetime Benefits All Other Sales 29% 64% VA 96% VA 47% Non - VA +49pts Non - LB +35pts Total Sales $19.8B Total Sales $23.2B 7

Approximately two years of holding company fixed expenses $900 million - $1.1 billion capital return to common shareholders Holding company fixed net expenses, including interest expense, at approximately $250 million 1 2026 Target midpoint represents a 16% increase from 2025 actual. Increased 1Q26 common dividend 12.5% to $0.90 per share. At or above $1.2 billion Assuming 5% equity market total return and interest rates following the forward curve 2026 Financial Targets 8 Free Capital Generation Capital Return Holdco Liquidity Stronger, More Stable Capital Generation Supported by TPG Strategic Partnership 1) Jackson intends to maintain a minimum amount of cash and highly liquid securities at Jackson Financial Inc. adequate to fund two years of holding company fixed net expenses, which is currently targeted at $250 million but may change over time as we refinance existing debt or make changes to our debt and cap ita l structure.

349 433 455 4Q24 3Q25 4Q25 Consolidated Results Adjusted Operating Earnings 4Q25 vs. 4Q24 • 4Q25 benefited from higher spread income resulting from growth in average RILA and Institutional assets under management (AUM) and a comparatively favorable impact from the actuarial assumptions update compared to 4Q24 4Q25 vs. 3Q25 • 4Q25 benefited from higher spread income resulting from growth in average RILA AUM, and a favorable impact from the actuarial assumptions update, partially offset by higher market - related operating costs and expenses Total Common Shareholders’ Equity • Total Common Shareholders’ Equity reached $9.4 billion at the end of 4Q25, up from $9.2 billion at the end of 4Q24, reflecting Jackson’s ongoing commitment to shareholder value • Adjusted Book Value Attributable to Common Shareholders was $10.6 billion at the end of 4Q25 compared to $11.2 billion at the end of 4Q24. During 2025, we returned $862 million of capital to common shareholders, which contributed to the slight decrease. Adjusted Operating Earnings 1 ($ millions) Adjusted Book Value Attributable to Common Shareholders 1 ($ billions) Key Takeaways 1) See the Appendix for the non - U.S. GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measures. 9 Fourth Quarter 2025 10,833 11,156 10,621 4Q23 4Q24 4Q25

Notable Items
Fourth Quarter 2025

($ millions, except per share amounts)	4Q24 Pretax	4Q24 After-tax[1,2]	4Q24 EPS-Diluted	4Q25 Pretax	4Q25 After-tax[1,2]	4Q25 EPS-Diluted
Adjusted Operating Earnings[3]	405	349	$4.65	529	455	$6.61
Notable Items Included in Adjusted Operating Earnings						
Out performance/(Under performance) from Limited Partnership Income[4]	3	3	0.04	(10)	(9)	(0.13)
Annual Assumptions Unlocking	(26)	(23)	(0.31)	18	16	0.23
Adjusted Pretax Operating Earnings, Excluding Notable Items	**428**			**521**		
Impact from Effective Tax Rate versus a 15% Tax Rate Guidance			0.08			0.08
Adjusted Earnings Per Share, Excluding Notables and Adjusted for Tax Impact			**$4.84**			**$6.43**

1) After-tax results for Notable Items were calculated using the corresponding quarter's effective tax rate for adjusted operating earnings (4Q24 of 11.1%; 4Q25 of 11.9%).
2) Includes preferred stock dividends of $11m.
3) See the Appendix for the non-U.S. GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measure.
4) Limited Partnership (LP) income assumes an annualized 10% return and excludes income and assets attributable to non-controlling interests. Income from LPs is reported on a one-quarter lag. Operating LP return of 11% and 8% for 4Q24 and 4Q25, respectively. Total LP returns (including non-operating) of 14% and 13% for 4Q24 and 4Q25, respectively.

JACKSON 10

Notable Items
Full Year 2025

($ millions, except per share amounts)	FY24 Pretax	FY24 After-tax[1,2]	FY24 EPS-Diluted	FY25 Pretax	FY25 After-tax[1,2]	FY25 EPS-Diluted
Adjusted Operating Earnings[3]	1,678	1,443	$18.79	1,882	1,614	$22.67
Notable Items Included in Adjusted Operating Earnings						
Out performance/(Under performance) from Limited Partnership Income[4]	(13)	(12)	(0.15)	(48)	(42)	(0.59)
Payout Annuity Reserve Release Due to Deaths	27	24	0.31	-	-	-
Annual Assumptions Unlocking	(26)	(23)	(0.30)	18	16	0.22
Adjusted Pretax Operating Earnings, Excluding Notable Items	**1,690**			**1,912**		
Impact from Effective Tax Rate versus a 15% Tax Rate Guidance			0.23			0.21
Adjusted Earnings Per Share, Excluding Notables and Adjusted for Tax Impact			**$18.70**			**$22.83**

1) After-tax results for Notable Items were calculated using the corresponding year's effective tax rate for adjusted operating earnings (FY24 of 11.4%; FY25 of 11.9%).
2) Includes preferred stock dividends of $44m.
3) See the Appendix for the non-U.S. GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measure.
4) Limited Partnership (LP) income assumes an annualized 10% return and excludes income and assets attributable to non-controlling interests. Income from LPs is reported on a one-quarter lag. Operating LP return of 9% and 7% for FY24 and FY25, respectively. Total LP returns (including non-operating) of 10% and 10% for FY24 and FY25, respectively.

JACKSON 11

Continued Progress on Retail Sales Mix Shift

Fourth Quarter 2025

Retail Sales[1]



($ billions)
4.7
5.4
5.9
4Q24
3Q25
4Q25
Variable Annuities
RILA
FA / FIA

Non-VA Net Flows[2]



($ millions)
1,779
2,339
2,814
4Q24
3Q25
4Q25

Highlights

- Strong retail annuity sales in 4Q25 (+27% vs. 4Q24), underscoring sustainable success across our comprehensive product suite
- Record RILA sales of $2.3 billion in 4Q25 (+53% vs. 4Q24), bringing full year sales to nearly $7 billion.
- FA/FIA sales of $812 million in 4Q25, driven by strong early momentum from our newly launched FIA
- Robust RILA, FA/FIA, and institutional sales further supported by enhanced asset sourcing capabilities at PPM
- Expect TPG strategic partnership to support additional spread-based sales growth and diversification going forward
- Ongoing improvement in non-VA net flows (+58% 4Q25 vs. 4Q24) highlights success in diversifying business and strengthening market position
- VA net outflows stayed elevated in 2025, mainly reflecting the block's current moneyness, an ageing policyholder base, and older, larger vintages exiting surrender period. However, robust equity markets have more than offset these outflows, driving VA AUM up 2.8% for the year.

1) Excludes the FA/FIA business ceded to Athene and certain internal exchanges. 2) Includes net flows related to FIA, FA, payout annuities and RILA.

JACKSON 12

Strong Results in Retail and Institutional Business Segments

Fourth Quarter 2025

Retail

($ millions)

Pre-tax adjusted operating earnings[1]


Annual actuarial assumption impact
513
494
532
471
516
42
16
4Q24
3Q25
4Q25

- 4Q25 vs. 4Q24: Current quarter benefited from higher spread income resulting from growth in average RILA AUM, partially offset by a less favorable impact from the annual actuarial assumptions update and higher market-related operating costs and other expenses
- 4Q25 vs. 3Q25: Current quarter benefited from higher spread income resulting from growth in average RILA AUM and a favorable impact from the annual actuarial assumptions review, partially offset by market-related operating costs and other expenses

Institutional

($ millions)

Pre-tax adjusted operating earnings[1]


19
31
24
4Q24
3Q25
4Q25

- 4Q25 vs. 4Q24: Increase driven by higher spread income reflecting growth in AUM
- 4Q25 vs. 3Q25: Slight decrease driven by lower spread income

Closed Block

($ millions)

Pre-tax adjusted operating earnings[1]


Annual actuarial assumption impact
15
5
2
3
(2)
(68)
(70)
4Q24
3Q25
4Q25

- 4Q25 vs. 4Q24: Increase due to a comparatively favorable impact from the annual actuarial assumptions update.
- 4Q25 vs. 3Q25: Decrease primarily due to lower spread income, partially offset by lower mortality

1) See the Appendix for the non-U.S. GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measure.

JACKSON 13

Hedging Protects Capital and Distributable Earnings A Differentiated Approach to Hedging Economic Risks • VA Guarantees and RILA are independently hedged and managed for both equity and interest rate risks on an economic basis • VA guarantees at Brooke Re and RILA business at JNL have offsetting economic equity risk but are independently valued from a reserve and capital perspective without consideration for a statutory diversification benefit between them • Brooke Re hedging program protects from the economic impact of both equity and interest rate shocks on VA guarantees • JNL hedging program protects from the economic impact of equity shocks with primary focus on RILA. Also protects against interest rate shocks for RILA policies whose interim values have interest rate sensitivity. • Offsetting economic equity risk managed first via fully settled internal trades with remaining net equity risk managed with external hedges. This captures natural efficiencies between the products while keeping both lines of business fully economically hedged. RILA and VA Guarantees Managed in Separate Legal Entities While Capturing Offsetting Equity Risks Hedging Program Aligns Closely with the Economics of the Business 14 Brooke Life Reinsurance Company (Brooke Re) Jackson National Life Insurance Company (JNL) RILA Business RILA hedging designed to protect against higher equity markets VA Guaranteed Benefit Features VA hedging designed to protect against lower equity markets Upside Equity Risk Downside Equity Risk Internal Hedges For Offsetting Equity Market Risks External Hedges Used to Cover Remaining Net Equity Exposure

Non-Operating Results More Stable Since Shift to Economic Hedging

Fourth Quarter 2025 ($millions)


529
(62)
(343) Volatility Impact
(405)
(12)
(5)
(123)
(360)
(376)
Pretax adjusted operating earnings (Non-GAAP)¹
Net hedge results²
Net loss on funds withheld³
Net realized investment loss and other, net
Amortization of DAC associated with non-operating items at date of transition to LDTI
Actuarial assumption updates and model enhancements
Pretax loss attributable to Jackson Financial Inc. (U.S. GAAP)

4Q25

Pre-Tax Income (Loss)	Variable Annuities	RILA/FIA	Total
Fees attributable to guarantee benefit reserves	753	10	763
Net (losses) gains on hedging instruments	(634)	264	(370)
Market risk benefits gains (losses), net	(411)	6	(405)
Net reserve and embedded derivative movements[4]	(45)	(348)	(393)
Net Hedge Results	**(337)**	**(68)**	**$(405)**
MRB Volatility Impact	(343)	-	(343)
Net Hedge Results (ex. MRB Volatility Impact)	**6**	**(68)**	**(62)**

FY25

Pre-Tax Income (Loss)	Variable Annuities	RILA/FIA	Total
Fees attributable to guarantee benefit reserves	3,031	29	3,060
Net (losses) gains on hedging instruments	(3,013)	1,800	(1,213)
Market risk benefits gains (losses), net	(227)	5	(222)
Net reserve and embedded derivative movements[4]	(229)	(2,057)	(2,286)
Net Hedge Results	**(438)**	**(223)**	**(661)**
MRB Volatility Impact	(509)	-	(509)
Net Hedge Results (ex. MRB Volatility Impact)	**71**	**(223)**	**(152)**

- Hedging program performed in line with expectations. Net Hedge results excluding MRB Volatility Impact modest at $62 million and $152 million for 4Q25 and FY25, respectively.
- Impact of the actuarial assumptions update less negative versus 2024. Our 2025 updates largely reflect increased reserves from updated policyholder assumptions such as lapses. Increased reserves partially offset by updated mortality assumptions and model enhancements.

1) See the Appendix for the non-U.S. GAAP financial measures, definitions, and reconciliations to the most comparable U.S. GAAP measure. 2) Represents non-operating Total Guaranteed Benefits and Hedging Results. 3) Includes $210m net realized investment loss and $198m net investment income. 4) Net reserve and embedded derivative movements includes guaranteed benefit claims.

JACKSON 15

Brooke Re Remains Well Capitalized

Strong Balance Sheet, Further Supported by Enhanced Diversification

Resilient Capital Supported by Effective Risk Management & Hedging



($ millions)
2,063
27
(349)
1,741
150
1,891
4Q24 Equity
Capital Generation
Actuarial Assumption Review Impact
4Q25 Equity, before Hickory Re Capitalization[1]
Initial Capital Funding from JFI to Hickory Re
4Q25 Equity

More Diversified, Complementary Liability Profile

- ✓ $1.2B inforce FA and FIA block reinsured from JNL to Hickory Re
- ✓ Hickory Re to assume additional FA and FIA business via flow reinsurance
  - Supported by strategic asset management partnership with TPG, including additional $500M of capital for Hickory Re at close
- ✓ $1.3B inforce payout annuity block reinsured from JNL to Brooke Re complementing GMWB benefits

- ***Diversifies balance sheet risk profile***
- ***Increases future capital generation capabilities***

Notes:
1) References to Hickory Re refer to Hickory Brooke Reinsurance Company

JACKSON 16

Growing Capital Generation and Free Cash Flow

***Capital Generation* Provides Foundation for New Business Growth and Distributions to Holding Company**

- **After-Tax Statutory Capital Generation**[1] provides foundation for new business growth while **Free Capital Generation**[2] supports distributions to holding company subject to regulatory considerations and desired RBC levels
- 2025 Free Capital Generation of nearly $1.4 billion exceeded expectation of $1 billion

(in millions)	4Q25	FY25
After-Tax Stat. Capital Generation	$266	$1,729
Estimated Change in CAL at 425%	(31)	(370)
Free Capital Generation	**$235**	**$1,359**

***Free Cash Flow*[3] at Holding Company Allows for Financial Flexibility and Long-Term Value Creation for Shareholders**

- Distributed 82% of 2025 Free Capital Generation to JFI
- Free Cash Flow exceeded prior year of $767 million, up 9% after reflecting the initial capitalization of our new captive. Excluding this funding, Free Cash Flow was up nearly 30%.
- 2025 Free Cash Flow yield of approximately 12%[4]

(in millions)	4Q25	FY25
Cash Distributed to JFI	$300	$1,115
Initial Capitalization of New Captive	(150)	(150)
JFI Expenses and Other, net	(31)	(127)
Free Cash Flow	**$119**	**$838**

***Capital Return to Common Shareholders* is Balanced and Consistent Including Dividends and Share Repurchases**

- Returned $862 million in 2025 above our target range of $700-$800 million, and an increase of 37% when compared to 2024 actual
- 2025 dividend up 14% over 2024 to $0.80 per common share
- Capital return target of $900 million - $1.1 billion for 2026

(in millions)	4Q25	FY25
Common Share Repurchases	$150	$634
Common Dividends	55	228
Capital Return to Common Shareholders	**$205**	**$862**

Free Capital Generation has Produced Strong Growth in Free Cash Flow and Capital Return to Common Shareholders

1) Includes after-tax income from operations, realized gains/losses, unrealized gains/losses, and other surplus adjustments to provide a comprehensive view of the drivers of capital generation. Includes a benefit of $145 million and $3 million for the three months period ended December 31, 2024 and December 31, 2025, respectively, related to the Corporate Alternative Minimum Tax (CAMT). 4Q25 capital generation was reduced by a one-time reserve increase of about $150 million ($173 million including deferred tax impacts), primarily related to the runoff closed block. 2) Free capital generation represents Jackson National Life's (JNL) statutory after-tax capital generation, adjusted for the change in estimated company action level required capital (CAL) for JNL calibrated to a 425% RBC ratio. 3) See Appendix for the non-U.S. GAAP financial measures, definitions and reconciliations to most comparable U.S. GAAP measure. 4) Free Cash Flow Yield (non-GAAP metric) is calculated by taking the trailing twelve months of Free Cash Flow and dividing by the market value of the outstanding common stock at 12/31/25.

JACKSON 17

Strong Capital and Liquidity Position

Jackson has returned $2.7 billion to common shareholders exceeding our initial market capitalization

Highlights

- JNL RBC ratio of 567% as of end of 4Q25, underscoring a robust capital position
- Statutory Total Adjusted Capital (TAC) of over $5.5 billion at end of 4Q25 at JNL
- Brooke Re hedging performed well in 2025. Capitalization at Brooke Re remains very strong and well above our internal risk management framework and regulatory requirements.
- Holding company cash and highly liquid assets totaled more than $650 million as of end of 4Q25, maintaining liquidity well above the targeted minimum
- Returned $862 million to common shareholders in 2025 through $634 million of share repurchases and $228 million in dividends, demonstrating continued commitment to delivering shareholder value
- In September 2025, announced an increase of $1 billion to the Company's existing common share repurchase authorization


Statutory Capital Generation[1]
($ millions)
591
441
443
579
439
173
266
4Q24
1Q25
2Q25
3Q25
4Q25


Dividends and Distributions to JFI
($ millions)
280
240
325
250
300
4Q24
1Q25
2Q25
3Q25
4Q25


Holding Company Cash and Investments
($ millions)
712
692
767
797
691
712
75
617
54
713
46
751
37
654
4Q24
1Q25
2Q25
3Q25
4Q25
Cash and Highly Liquid
Other Investments

1) Includes statutory after-tax income from operations, realized gains/losses, unrealized gain/losses, and other surplus adjustments to provide a comprehensive view of the drivers of capital generation. 4Q25 adjusted by the one-time reserve increase of about $150 million, primarily related to the runoff closed block ($173 million including deferred tax impacts).

JACKSON 18

Continuing to Create Long-Term Stakeholder Value

Sep. 2021
Demerger
RBC: >525%
Leverage: 23.5%[1]
HoldCo liquidity: $800M
12-month capital return target: $325-425M
Initial market capitalization: 2.5B[2]

Oct. 2021
First RILA launched

Nov. 2021
Entered defined contribution space through AllianceBernstein partnership

Sep. 2023
Cumulative $1B capital returned to shareholders[3]

Sep. 2023
RILA AUM surpasses $10B

Jan. 2024
Established Brooke Re

Nov. 2024
JPMorgan Chase distribution partnership

Jan. 2025
PPM continues to increase capabilities to source higher yielding assets[4]

Aug. 2025
Launch of FIA with a GMWB

4Q 2025 Results
RBC: 567%
Leverage:19.4[1]
HoldCo liquidity: >$650M
Cumulative capital return: $2.7B[3]

Today
Long-term strategic partnership with TPG as a significant Jackson shareholder and formation of Hickory Re

1) Adjusted Total Financial Leverage – Ratio of total debt plus preferred stock to the total adjusted capitalization (combined total debt, preferred stock and adjusted book value)
2) Market capitalization of $2.456 billion as of 9/30/21
3) Capital return since demerger
4) Includes capabilities in emerging markets, residential home mortgages and investment grade structured securities added beginning in Jan. 2025

JACKSON 19

Investments

Private Equity Primary investments, co - investments and continuation vehicles (secondaries) in select private equity opportunities Public Fixed Income Broad suite of strategies for institutional investors, including investment grade, high yield, bank loan, liability driven investing (LDI) and emerging market debt Private and Structured Credit Private placements, asset - backed finance (ABF), credit tenant lease and project finance/infrastructure, as well as ABS, CMBS and MBS Collateralized Loan Obligations (CLOs) Issuer of broadly syndicated loan CLOs with 8 active deals currently Commercial Real Estate Core and core plus lending across all major institutional property types, including industrial, multifamily and necessity - anchored retail PPM America, Inc. – Jackson’s Asset Manager A Robust Platform for Institutional Investors Notes: All data as of December 31, 2025. PPM America, Inc. is an indirect, wholly - owned subsidiary of Jackson Financial Inc. 1) Asset class AUM may not sum to total AUM due to rounding. (2) AUM includes committed but unfunded capital for PPM’s privat e e quity and commercial real estate businesses. AUM includes both securities issued by PPM CLO vehicles held by PPM separately managed account clients and the underlying collateral assets of the CLO vehicles managed by PPM. AUM $66B AUM $10B AUM $6B AUM $3B AUM $8B 1 BY THE NUMBERS $ 94 B $ 58 B 1990 22 4 Year of founding Number of employees Total firm AUM 2 Assets managed on behalf of Jackson 21

22 High Quality, Diversified Investment Portfolio 22 Corporate portfolio is concentrated in investment - grade securities Highly rated diversified commercial mortgage loan office portfolio, less than 2% of the general account portfolio Strategic, conservative underwriting across our portfolio

Corporate securities 60% Mortgage loans 14% Other asset - backed securities 8% U.S government securities 6% Limited partnerships 4% Commercial mortgage - backed 3% Policy loans 2% Other government securities 1% Derivatives <1% Other invested assets <1% Residential mortgage - backed <1% Equity securities <1% Investment Portfolio 1 December 31, 2025 • Fixed maturity portfolio is trading at 97% of book value, highlighting its strong mark - to - market position • Exposure to below investment grade securities is 6% 2 of the total investment portfolio, which is almost entirely corporate bonds and loans • Highly liquid U.S. Treasuries represent 6% of total investment portfolio • 99% of securitized assets are investment grade • 99% of Commercial Mortgage Loans are first mortgage and 95% are CM1 or CM2 rated Investment Portfolio Classification Key Highlights 1) U.S. GAAP, excludes Funds Withheld. 2) I ncludes investments in affiliate Collateralized Loan Obligations (CLO) which results in the entire CLO being consolidated for U. S. GAAP reporting purposes. While this results in all the underlying loans held by the CLO being included in our financial statements, our economic risk is solely limited to our direc t i nvestment in the CLO. Excluding these consolidated items, our exposure to below investment grade securities was 1 % at quarter end . Percentages may not total 100 due to rounding. $54B 23

Corporate Securities December 31, 2025 Corporate Securities Rating Distribution 1,2 Key Highlights • Market/book ratio of the corporate securities is 98% • High - yield corporates account for 6% of the total investment portfolio and 9% of total corporate securities • Exposure to BBB corporates represents 29% of the total investment portfolio ‒ Highly diversified across nearly 600 issuers with an average position size of $27 million ‒ 81% of all BBB corporates are rated BBB or BBB+ ‒ 29% of BBB corporates are privates, which offer improved covenant protection vs. publics $33B 24 1) Based on second lowest rating and market value. Percentages may not total 100 due to rounding. 2) I ncludes investments in affiliate Collateralized Loan Obligations (CLO) which results in the entire CLO being consolidated for U.S. GAAP reporting purposes. While this results in all the underlying loans held by the CLO being included in our financial statements, our economic risk is solely limited to our direct investment in the CLO. Excluding these consolidated items, our exposure to below investment grade securities was 1% at quarter end. 60% of Total investment portfolio AAA: <1% AA: 7% A: 34% BBB: 49% BB: 3% B: 6% CCC and below: <0.1%

Commercial Mortgage Loans[1]

December 31, 2025

CML NAIC Distribution


CM 1
60%
CM 3/4
4%
CM 2
36%
$7.2B
13% of total investment portfolio

CML Property Type Distribution


Multi-Family
30%
Industrial
29%
Other
3%
Office
8%
Hotels
10%
Retail
20%
$7.2B
13% of total investment portfolio

Loan-to-Value / Debt Service Coverage[2]

Loan-to-Value	Debt Service Coverage Ratio: >1.50x	1.25x-1.50x	1.00x-1.25x	<1.00x	Total
<60%	49.5%	1.6%	1.5%	0.1%	**52.7%**
60-70%	12.5%	12.1%	3.8%	0.0%	**28.5%**
70-80%	5.7%	5.7%	0.6%	0.9%	**12.8%**
>80%	2.8%	1.5%	1.6%	0.0%	**5.9%**
Total	**70.6%**	**21.0%**	**7.4%**	**1.0%**	**100.0%**

- Highly diversified with an average loan size of $20 million
- More than 99% are senior/first mortgage loans
- 96% of the portfolio has the highest ratings of CM1-2
- Weighted average loan-to-value based on 2025 internal valuation is 57.0%
- Weighted average debt service coverage is 2.0x
- No delinquencies and no foreclosed/REO at quarter end

1) Represents JFI GAAP reduced by the CECL reserve and $5.2 million of specific reserves. Percentages may not total 100 due to rounding. Majority balance of the Commercial mortgage-backed category found on slide 23.
2) Loan-to-value is calculated using an internal value, based on an annual valuation process that uses the latest available property-level data combined with updated market vacancy, rental and capitalization rates. This valuation process is typically completed by the end of Q3. In addition, loans of elevated concern may be subject to either a broker opinion of value (BOV) or Mortgage Appraisal Institute (MAI) appraisal on an as-needed basis. Percentages may not sum, due to rounding.

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AAA 16% AA 19% A 51% BBB 13% BB <1% B <0.1% CCC and below <1% CLOs 38% Fiber 9% Structured settlements 7% Timeshare 7% Data Center 5% Music Royalties 5% Rooftop Solar 4% Whole Business Securitizations 4% Aircraft 3% Consumer PACE 3% PDP Wells 3% GP Stakes 3% Credit Cards 1% Small Business Loans 1% Aircraft EETC 1% Commercial PACE 1% Other 5% Other Asset Backed Securities December 31, 2025 $4.6B Other Asset Backed Securities Distribution 1 Other Asset Backed Securities Rating Distribution $4.6B 26 1) Other ABS securities exposure excludes subprime, which is included with the RMBS exposure. Second lowest rating distributi on. Percentages may not total 100 due to rounding. 2) Each sub - category in the Other category is less than 1% of the Other ABS securities portfolio. 8% of total investment portfolio 8% of total investment portfolio See CLO detail on slide 27 2 • ABS exposure is well diversified across more than 20 subsectors • High quality with 86% rated single A and higher, 13% BBB and less than 1% below investment grade

Collateralized Loan Obligations (CLO) 1 December 31, 2025 CLO Distribution Key Highlights • CLO exposure highly rated with 94% rated single A or above • Exposure is diversified among 52 different managers and 97 CLOs • Each CLO is diversified, averaging 250 names • High - quality CLO tranches are well protected even in severe default cycles $1.7B 27 1) Based on second lowest rating and market value. Percentages may not total 100 due to rounding. 3% of total investment portfolio AAA 23% AA+ 3% AA 37% A+ <1% A 29% A - 1% BBB+ <1% BBB 1% BBB - 4%

Office , 20% Hotel , 11% Industrial , 9% Retail , 6% Multi - Family , 5% Mixed Use , 3% Other , 1% Commercial Mortgage - Backed Securities (CMBS) December 31, 2025 CMBS Distribution Key Highlights • 85% of CMBS portfolio are rated AAA/AA, 12% are rated A and 3% are rated BBB • 45% of CMBS portfolio are diversified pools of commercial mortgages (“Conduit”) • 59% are senior AAA and guaranteed agency tranches • 34% average credit enhancement for the portfolio (excluding guaranteed agency bonds) • Single Asset/Single Borrower ($853 million) ‒ 36% average credit enhancement and 83% having the highest NAIC rating of 1A ‒ $317 million of office - related Single Asset/Single Borrower with 78% having the highest NAIC rating of 1A $1.6B 28 CMBS Single Asset/Single Borrower Distribution Note: Percentages may not total 100 due to rounding. 3% of total investment portfolio Single Asset/Single Borrower 55% Agency <1% Conduit 45%

Appendix

Non-GAAP Financial Measures

In addition to presenting our results of operations and financial condition in accordance with U.S. GAAP, we use and report selected non-GAAP financial measures. Management believes that the use of these non-GAAP financial measures, together with relevant U.S. GAAP financial measures, provides a better understanding of our results of operations, financial condition and the underlying performance drivers of our business. These non-GAAP financial measures should be considered supplementary to our results of operations and financial condition that are presented in accordance with U.S. GAAP. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our non-GAAP financial measures may not be comparable to similar measures used by other companies. These non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with U.S. GAAP.

Adjusted Operating Earnings

Adjusted Operating Earnings is an after-tax non-GAAP financial measure, which we believe should be used to evaluate our financial performance on a consolidated basis by excluding certain items that may be highly variable from period to period due to accounting treatment under U.S. GAAP or that are non-recurring in nature, as well as certain other revenues and expenses that we do not view as driving our underlying performance. Adjusted Operating Earnings should not be used as a substitute for net income as calculated in accordance with U.S. GAAP. However, we believe the adjustments to net income are useful for gaining an understanding of our overall results of operations.

Adjusted Operating Earnings equals our Net income (loss) attributable to Jackson Financial Inc. common shareholders (which excludes income attributable to non-controlling interest and dividends on preferred stock) adjusted to eliminate the impact of the items described in the following numbered paragraphs. These items are excluded as they may vary significantly from period to period due to near-term market conditions or are otherwise not directly comparable or reflective of the underlying performance of our business. We believe these exclusions provide investors a better picture of the drivers of our underlying performance.

1) Net Hedging Results: Comprised of: (i) fees attributed to guaranteed benefits; (ii) net gains (losses) on hedging instruments which includes: (a) changes in the fair value of freestanding derivatives, and related commissions and expenses, used to manage the risk associated with market risk benefits and other guaranteed benefit features, excluding earned income from periodic settlements and changes in settlement accruals on cross-currency swaps; and (b) investment income and change in fair value of certain non-derivative assets used to manage the risk associated with market risk benefits and other guaranteed benefit features; and (iii) the movements in reserves, market risk benefits, guaranteed benefit features accounted for as embedded derivative instruments, and related claims and benefit payments (excluding impacts of actuarial assumption updates and model enhancements). We believe excluding these items removes the impact to both revenue and related expenses associated with Net Hedging Results.

2) Amortization of DAC Associated with Non-Operating Items at Date of Transition to LDTI: Amortization of the balance of unamortized deferred acquisition costs, at January 1, 2021, the date of transition to current Long Duration Targeted Improvements (LDTI) accounting guidance, associated with items excluded from pretax adjusted operating earnings prior to transition.

3) Actuarial Assumption Updates and Model Enhancements: The impact on the valuation of MRBs and embedded derivatives arising from our annual actuarial assumption updates and model enhancements review.

4) Net Realized Investment Gains and Losses: Comprised of: (i) realized investment gains and losses associated with the periodic sales or disposals of securities, excluding those held within our trading portfolio; (ii) impairments of securities, after adjustment for the non-credit component of the impairment charges; and (iii) foreign currency gain or loss on foreign denominated funding agreements and associated cross-currency swaps.

5) Change in Value of Funds Withheld Embedded Derivative and Net Investment Income on Funds Withheld Assets: Composed of: (i) the change in fair value of funds withheld embedded derivatives; and (ii) net investment income on funds withheld assets related to funds withheld reinsurance transactions.

6) Other Items: Comprised of: (i) the impact of investments that are consolidated in our financial statements due to U.S. GAAP accounting requirements, such as our investments in collateralized loan obligations (CLOs), but for which the consolidation effects are not consistent with our economic interest or exposure to those entities; (ii) impacts from derivatives not included in Net Hedging Results or Net Realized Investment Gains or Losses (see 1. and 4. above), excluding earned income from periodic settlements and changes in settlement accruals on cross-currency swaps; and (iii) one-time or other non-recurring items.

Operating Income Taxes are calculated using the prevailing corporate federal income tax rate of 21% while taking into account any items recognized differently in our financial statements and federal income tax returns, including the dividends received deduction and other tax credits. For interim reporting periods, the Company uses an estimated annual effective tax rate in computing its tax provision including consideration of discrete items.

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Non-GAAP Financial Measures

Adjusted Book Value Attributable to Common Shareholders

Adjusted Book Value Attributable to Common Shareholders excludes Preferred Stock and Accumulated Other Comprehensive Income (Loss) (AOCI) attributable to Jackson Financial Inc. (JFI), which does not include AOCI arising from investments held within the funds withheld account related to the Athene Reinsurance Transaction. We exclude AOCI attributable to JFI from Adjusted Book Value Attributable to Common Shareholders because our invested assets are generally invested to closely match the duration of our liabilities, which are longer duration in nature, and therefore we believe period-to-period fair market value fluctuations in AOCI to be inconsistent with this objective. We believe excluding AOCI attributable to JFI is more useful to investors in analyzing trends in our business because it removes those short-term fluctuations. Changes in AOCI within the funds withheld account related to the Athene Reinsurance Transaction offset the related non-operating earnings from the Athene Reinsurance Transaction resulting in a minimal net impact on Adjusted Book Value of JFI.

Adjusted Operating Return on Equity Attributable to Common Shareholders

We use Adjusted Operating Return on Equity (ROE) Attributable to Common Shareholders to manage our business and evaluate our financial performance which: (i) excludes items that vary from period-to-period due to accounting treatment under U.S. GAAP or that are non-recurring in nature, as such items may distort the underlying performance of our business; and (ii) is calculated by dividing our Adjusted Operating Earnings by average Adjusted Book Value Attributable to Common Shareholders.

Adjusted Book Value Attributable to Common Shareholders and Adjusted Operating ROE Attributable to Common Shareholders should not be used as substitutes for total shareholders' equity and ROE as calculated using annualized net income and average equity in accordance with U.S. GAAP. However, we believe the adjustments to equity and earnings are useful to gaining an understanding of our overall results of operations.

Free Cash Flow

Free cash flow is Jackson Financial Inc. (Parent Company only) net cash provided by (used in) operating activities less preferred stock dividends and capital contributions to PPM or other subsidiaries, plus the return of capital from subsidiaries. Free cash flow should not be used as a substitute for JFI's (Parent Company only) net cash provided by (used in) operating activities calculated in accordance with U.S. GAAP. However, we believe these adjustments are useful to gaining an understanding of our overall available cash flow at JFI for return of capital to common shareholders and other corporate initiatives.

Notable Items

Notable items reflect the impact on our results of certain items or events that may or may not have been anticipated and resulted in volatility in the Company's earnings expectations. The presentation of notable items is intended to help investors better understand our results for the period and to evaluate and forecast those results.

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Adjusted Operating Earnings Reconciliation

$ millions, except effective tax rate	For the Three Months Ended					For the Twelve Months Ended	
	12/31/24	3/31/25	6/30/25	9/30/25	12/31/25	12/31/24	12/31/25
Net Income (Loss) Attributable to Jackson Financial Inc. Common Shareholders	334	(35)	168	65	(215)	902	(17)
Add: dividends on preferred stock	11	11	11	11	11	44	44
Add: income tax expense (benefit)	22	1	4	(19)	(172)	46	(186)
Pretax Income (loss) Attributable to Jackson Financial Inc.	367	(23)	183	57	(376)	992	(159)
Non-Operating Adjustments (Income) Loss:							
Guaranteed benefits and hedging results:							
Fees attributable to guarantee benefit reserves	(775)	(768)	(764)	(765)	(763)	(3,122)	(3,060)
Net (gains) losses on hedging instruments	2,788	(1,011)	1,840	14	370	5,856	1,213
Market risk benefits (gains) losses, net	(2,181)	2,246	(2,203)	(226)	405	(4,243)	222
Net reserve and embedded derivative movements	89	(333)	1,066	1,160	393	1,224	2,286
Total net hedging results	(79)	134	(61)	183	405	(285)	661
Amortization of DAC associated with non-operating items at date of transition to LDTI	131	128	127	125	123	541	503
Actuarial assumption updates and model enhancements	419	-	-	-	360	419	360
Net realized investment (gains) losses	(71)	66	(30)	1	7	11	44
Net realized investment (gains) losses on funds withheld assets	(147)	388	327	379	210	1,052	1,304
Net investment income on funds withheld assets	(200)	(227)	(227)	(203)	(198)	(1,024)	(855)
Other items	(15)	(24)	87	(37)	(2)	(28)	24
Total Non-Operating Adjustments	38	465	223	448	905	686	2,041
Pre-Tax Adjusted Operating Earnings	405	442	406	505	529	1,678	1,882
Less: operating income tax expense (benefit)	45	55	45	61	63	191	224
Adjusted operating earnings before dividends on preferred stock	360	387	361	444	466	1,487	1,658
Less: dividends on preferred stock	11	11	11	11	11	44	44
Adjusted Operating Earnings	349	376	350	433	455	1,443	1,614
Effective Tax Rates on Adjusted Operating Earnings	11.1%	12.4%	11.1%	12.1%	11.9%	11.4%	11.9%

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Select U.S. GAAP to Non-GAAP Reconciliation

$ millions, except percentages and per share and shares outstanding data	For the Three Months Ended					For the Twelve Months Ended	
	12/31/24	3/31/25	6/30/25	9/30/25	12/31/25	12/31/24	12/31/25
Net Income (Loss)	358	(18)	185	91	(186)	976	72
Income attributable to non-controlling interest	13	6	6	15	18	30	45
Net Income (Loss) Attributable to Jackson Financial Inc.	345	(24)	179	76	(204)	946	27
Less: Dividends on preferred stock	11	11	11	11	11	44	44
Net Income (Loss) Attributable to Jackson Financial Inc. Common Shareholders [a]	334	(35)	168	65	(215)	902	(17)
Total Shareholders' Equity	9,764	10,301	10,354	10,229	9,953	9,764	9,953
Less: Preferred equity	533	533	533	533	533	533	533
Total Common Shareholders' Equity	9,231	9,768	9,821	9,696	9,420	9,231	9,420
Average Common Shareholders' Equity [b]	9,698	9,500	9,795	9,759	9,558	9,644	9,587
Total ROE Attributable to Common Shareholders [a]/[b]; Annualized	13.8%	-1.5%	6.9%	2.7%	-9.0%	9.4%	-0.2%
Adjusted Operating Earnings [c]	349	376	350	433	455	1,443	1,614
Adjusted Book Value Attributable to Common Shareholders:							
Total common shareholders' equity	9,231	9,768	9,821	9,696	9,420	9,231	9,420
Exclude AOCI attributable to Jackson Financial Inc.	1,925	1,256	1,233	1,341	1,201	1,925	1,201
Adjusted Book Value Attributable to Common Shareholders	11,156	11,024	11,054	11,037	10,621	11,156	10,621
Average Adjusted Book Value Attributable to Common Shareholders [d]	11,184	11,090	11,039	11,046	10,829	11,213	10,978
Adjusted Operating ROE Attributable to Common Shareholders [c]/[d]; Annualized	12.5%	13.6%	12.7%	15.7%	16.8%	12.9%	14.7%
Per Share Data (Common Shareholders)							
Net income (loss) (basic)	4.50	(0.48)	2.34	0.93	(3.13)	11.86	(0.24)
Net income (loss) (diluted)[1]	4.45	(0.48)	2.34	0.92	(3.13)	11.74	(0.24)
Adjusted operating earnings per common share (diluted)	4.65	5.10	4.87	6.16	6.61	18.79	22.67
Book value per common share (diluted)	124.21	135.43	137.81	139.19	138.17	124.21	138.17
Adjusted book value per common share (diluted)	150.11	152.84	155.11	158.44	155.78	150.11	155.78
Shares Outstanding							
Weighted average number of common shares (basic)	74,193,054	73,469,317	71,825,321	70,084,349	68,600,900	76,049,665	70,978,898
Weighted average number of common shares (diluted)	75,128,975	73,717,082	71,938,152	70,279,275	68,874,062	76,809,387	71,186,069
End of period common shares (basic)	73,380,643	71,878,542	69,958,388	68,333,010	66,825,632	73,380,643	66,825,632
End of period common shares (diluted)	74,316,564	72,126,307	71,267,051	69,658,285	68,177,866	74,316,564	68,177,866

1) In a quarter in which we reported a net loss attributable to Jackson Financial Inc., all common stock equivalents are anti-dilutive and are therefore excluded from the calculation of diluted shares and diluted per share amounts. The shares excluded from the diluted EPS calculation were 247,765 shares and 273,162 shares for the three months ended March 31, 2025, and December 31, 2025, respectively.

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Select U.S. GAAP to Non - GAAP Reconciliation For the Three Months Ended $ millions 12/31/25 9/30/25 6/30/25 3/31/25 12/31/24 (15) 22 (24) 29 (4) Jackson Financial Inc. Net Cash Provided by (used in) Operating Activities (Parent Company Only) (U.S. GAAP) Adjustments from Net Cash Provided by Operating Activities to Free Cash Flow: 300 205 325 195 280 Capital distribution from subsidiaries (155) - - - (25) Capital contributed to subsidiaries (11) (11) (11) (11) (11) Dividends on preferred stock 134 194 314 184 244 Total Adjustments 119 216 290 213 240 Free Cash Flow (Non - GAAP) Free Cash Flow Comprised of: 300 205 325 195 280 Capital distributions from subsidiaries - 45 - 45 - Interest on surplus note from subsidiary 300 250 325 240 280 Cash Distributed to JFI (150) - - - - Capital contributed to Hickory Re (29) (33) (29) (28) (44) Parent company expenses 6 8 6 8 8 Net investment income and other income (8) (9) (12) (7) (4) Other, net (31) (34) (35) (27) (40) JFI Expenses and Other, net 119 216 290 213 240 Free Cash Flow 34 For the Twelve Months Ended 12/31/25 12/31/24 12 51 1,025 785 (155) (25) (44) (44) 826 716 838 767 1,025 785 90 90 1,115 875 (150) - (119) (124) 28 24 (36) (8) (127) (108) 838 767

Glossary

Athene Reinsurance Transaction - The funds withheld coinsurance agreement with Athene Life Re Ltd., entered on June 18, 2020, and effective June 1, 2020, to reinsure a 100% quota share of a block of our in-force fixed and fixed index annuity liabilities in exchange for approximately $1.2 billion in ceding commissions.

Deferred Acquisition Cost (DAC) - Represent the incremental costs related directly to the successful acquisition of new, and certain renewal, insurance policies and annuity contracts. The recognition of these costs has been deferred, and the deferred amounts are shown on the balance sheet as an asset, which is subject to amortization over the estimated lives of those policies and contracts.

Derivative Instruments - Jackson Financial Inc.'s (JFI) business model includes the acceptance, monitoring and mitigation of risk. Specifically, JFI considers, among other factors, exposures to interest rate and equity market movements, foreign exchange rates and other asset or liability prices. JFI uses derivative instruments to mitigate or reduce these risks in accordance with established policies and goals. JFI's derivative holdings, while effective in managing defined risks, are not structured to meet accounting requirements to be designated as hedging instruments. As a result, freestanding derivatives are carried at fair value with changes each period recorded in net gains or losses on derivatives and investments.

Earnings per Share (EPS) - Basic earnings per share is calculated by dividing net income (loss) attributable to JFI common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is calculated by dividing the net income (loss) attributable to JFI common shareholders, by the weighted-average number of shares of common stock outstanding for the period, plus shares representing the dilutive effect of share-based awards.

Fixed Annuity (FA) - An annuity that guarantees a set annual rate of return with interest at rates we determine, subject to specified minimums. Credited interest rates are guaranteed not to change for certain limited periods of time, after which rates may be reset.

Fixed Index Annuity (FIA) - An annuity with an ability to share in the upside from certain financial markets such as equity indices and provides downside protection.

Guaranteed Minimum Accumulation Benefit (GMAB) - An add-on benefit (enhanced benefits available for an additional cost) that entitles an owner to a minimum payment, typically in lump-sum, after a set period of time, referred to as the accumulation period. The minimum payment is based on the benefit base, which could be greater than the underlying account value.

Guaranteed Minimum Death Benefit (GMDB) - An add-on benefit (enhanced benefits available for an additional cost) that guarantees an owner's beneficiaries are entitled to a minimum payment based on the benefit base, which could be greater than the underlying account value, upon the death of the owner.

Guaranteed Minimum Income Benefit (GMIB) - An add-on benefit (available for an additional cost) where an owner is entitled to annuitize the policy and receive a minimum payment stream based on the benefit base, which could be greater than the payment stream resulting from current annuitization of the underlying account value.

Guaranteed Minimum Withdrawal Benefit (GMWB) - An add-on benefit (available for an additional cost) where an owner is entitled to withdraw a maximum amount of their benefit base each year, for which cumulative payments to the owner could be greater than the underlying account value.

Guaranteed Minimum Withdrawal Benefit for Life (GMWB for Life) - An add-on benefit (available for an additional cost) where an owner is entitled to withdraw the guaranteed annual withdrawal amount each year for the duration of the policyholder's life, regardless of account performance.

LDTI - Accounting Standards Update 2018-12, "Targeted Improvements to the Accounting for Long-Duration Contracts", effective January 1, 2023, with a transition date of January 1, 2021.

Net Amount at Risk (NAR) - The greater of Death Benefit NAR (DBNAR) and Living Benefit NAR (LBNAR), as applicable, where DBNAR is the GMDB benefit base in excess of the account value, and the LBNAR is the actuarial present value of guaranteed living benefits in excess of the account value.

JACKSON® 35

Glossary

Net Flows - The net change in customer account balances during a period, after reflecting gross premiums inflows and surrender, withdrawal and benefit payment outflows. Net flows do not include investment performance, interest credited to customer accounts, and policy charges.

Registered Index-Linked Annuity (RILA) - A registered index-linked annuity, which offers market index-linked investment options, subject to a cap, and a variety of guarantees designed to modify or limit losses.

Return of Premium (ROP) Death Benefit - This death benefit pays the greater of the account value at the time of a claim following the owner's death or the total contributions to the contract (subject to adjustment for withdrawals). The charge for this benefit is usually included in the Mortality and Expense fee that is deducted daily from the net assets in each variable investment option. We also refer to this death benefit as the Return of Principal death benefit.

Risk Based Capital (RBC) - Statutory minimum level of capital that is required by regulators for an insurer to support its operations.

Segment - Retail Annuities

JFI's Retail Annuities segment offers a variety of retirement income and savings products through its diverse suite of products, consisting primarily of variable annuities, registered index-linked annuities (RILA), fixed annuities, fixed index annuities, and payout annuities. These products are distributed through various wirehouses, insurance brokers, independent broker-dealers, as well as banks and financial institutions.

The financial results of the variable annuity business within the Company's Retail Annuities segment are largely dependent on the performance of the contract holder account value, which impacts both the level of fees collected and the benefits paid to the contract holder. The financial results of the Company's fixed annuities, fixed index annuities, RILA and the fixed option on variable annuities, are largely dependent on the Company's ability to earn a spread between earned investment rates on general account assets and the interest credited to contract holders.

Segment - Institutional Products

JFI's Institutional Products segment consist of traditional guaranteed investment contracts (GICs), and funding agreements. JFI's GIC products are marketed to defined contribution pension and profit-sharing retirement plans. Funding agreements are marketed to institutional investors, including corporate cash accounts and securities lending funds, as well as money market funds. Funding agreements are also issued in conjunction with JFI's participation in the U.S. Federal Home Loan Bank (FHLB) program.

The financial results of JFI's Institutional Products business are primarily dependent on the Company's ability to earn a spread between earned investment rates on general account assets and the interest credited on GICs and funding agreements.

Segment - Closed Life and Annuity Blocks

JFI's Closed Life and Annuity Blocks segment is primarily composed of blocks of business that have been acquired since 2004. The segment includes various protection products, primarily whole life, universal life, variable universal life, and term life insurance products as well as fixed, fixed index, and payout annuities. The Company historically offered traditional and interest-sensitive life insurance products but discontinued new sales of life insurance products in 2012, as we believe opportunistically acquiring mature blocks of life insurance policies is a more efficient means of diversifying our in-force business than selling new life insurance products.

The profitability of JFI's Closed Life and Annuity Blocks segment is largely driven by its historical ability to appropriately price its products and purchase appropriately priced blocks of business, as realized through underwriting, expense and net gains (losses) on derivatives and investments, and the ability to earn an assumed rate of return on the assets supporting that business.

Variable Annuity (VA) - An annuity that offers tax-deferred investment into a range of asset classes and a variable return, which offers insurance features related to potential future income payments.

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